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                                                                    Exhibit 23.2

                   Consent of Independent Public Accountants

   As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-4, to be filed on or around August 25, 1999, of our report dated February 17, 1999 included in SkyTel Communications, Inc.'s Form 10-K for the year ended December 31, 1998 and to all references to our Firm included in this registration statement.

                                        Arthur Andersen LLP

Jackson, Mississippi,
August 25, 1999.